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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): March 20, 1996



                  COVENTRY HEALTH PLAN OF PENNSYLVANIA, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Pennsylvania                     33-8686                      25-1536040
- -------------------         ------------------------         -------------------
    (State or               (Commission File Number)          (I.R.S. Employer
 other jurisdiction                                          Identification No.)
 of incorporation)


    5700 Corporate Drive, Suite 300
           Pittsburgh, PA                                          15237
- ----------------------------------------                   ---------------------
(Address of principal executive offices)                         (Zip Code)




       Registrant's telephone number, including area code: (412) 366-9000


                  PARTNERS Health Plan of Pennsylvania, Inc.
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 1.         Changes in Control of Registrant
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        Effective March 20, 1996, Coventry Corporation, a Delaware corporation
("Coventry") and its indirect, wholly-owned subsidiary, Coventry Acquisition Corporation, a Tennessee corporation ("CAC"), acquired 100% of the common stock of the Registrant (the "Common Stock") and all of the outstanding Preferred Stock (the "Preferred Stock") of the Registrant's wholly-owned subsidiary, Aetna Health Plans of Western Pennsylvania, Inc., pursuant to the terms of the Stock Purchase and Merger Agreement dated December 18, 1995 and amended by that certain Amendment No. 1 dated March 20, 1996 (as amended, the "Agreement"), both by and among Coventry, CAC, Registrant, and AHP Holdings, Inc., a Connecticut corporation that owned approximately 81% of the Common Stock ("Holdings"). Holdings is a wholly-owned subsidiary of Aetna Life Insurance Company, which is a wholly-owned subsidiary of Aetna Life and Casualty Company.

        The transaction contemplated by the Agreement occurred in two steps.
In the first step, Coventry and CAC acquired all of the Common Stock owned by Holdings, or 4,957 shares, for $5,274.90 per share in cash and all of the Preferred Stock for $2,955,000 in cash (the "Stock Purchase Closing"). Immediately after the Stock Purchase Closing, CAC adopted a Plan of Merger and executed and filed Articles of Merger with the offices of the Secretary of State of the State of Tennessee and the Commonwealth of Pennsylvania, and CAC merged with and into the Registrant (the "Merger"). Each of the holders of Common Stock (other than CAC or Coventry) at the time of the Merger received a right to $5,274.90 per share in cash. A change in control of the Company occurred upon the completion of the first step of the transaction contemplated by the Agreement. The Merger did not require a vote of the holders of the Common Stock. Upon the filing of the Articles of Merger and the Plan of Merger, the Articles of Incorporation were amended to change the name of the Registrant to Coventry Health Plan of Pennsylvania, Inc.

        The total consideration for the Common Stock was $32,045,017.50. The total consideration for the acquisition was $35,000,017.50. The cash for the stock purchase and merger consideration was provided by Coventry. Coventry borrowed the funds under its credit facility pursuant to a certain Second Amended and Restated Credit Agreement dated November 20, 1992 among Coventry, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent.

        There are no arrangements known to the Registrant which may at a subsequent date result in a change in control of the Registrant.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COVENTRY HEALTH PLAN OF PENNSYLVANIA, INC.




Date: March 29, 1996                 By:  /s/ Frederick G. Merkel
                                          ------------------------------------
                                          Title: Vice President





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                                 EXHIBIT INDEX


         No.                             Exhibit
         ---             -----------------------------------------------------

         2(i) Stock Purchase and Merger Agreement - Incorporated by reference to Registrant's Current Report on Form 8-K dated December 18, 1995


         2(ii) Amendment No. 1 to Stock Purchase and Merger Agreement dated as of March 20, 1996, by and among Partners Health Plan of Pennsylvania, Inc., AHP Holdings, Inc., Coventry Corporation and Coventry Acquisition Corporation




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